SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:

☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

CULLEN AGRICULTURAL HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transactions applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$1,524,000, purchase price to be paid for the sale of property

(4)	Proposed maximum aggregate value of transaction:

$1,524,000

(5)	Total fee paid:

$304.80

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

CULLEN AGRICULTURAL HOLDING CORP.
1431 N. Jones Plantation Road
Millen, Georgia

To the Holders of Common Stock of Cullen Agricultural Holding Corp.:

Cullen Agricultural Holding Corp., a Delaware corporation (“Company”), has obtained the written consent from the stockholder holding a majority of the outstanding shares of voting securities of the Company entitled to vote, as of March 30, 2012, to approve the lease and subsequent sale of 1,035 acres of land (the “Action”) to Patrick and Sherry Farrell (collectively, the “Buyer”). The 1,035 acres of land being leased and sold to the Buyer constitutes all of the remaining acres of land owned by the Company. The Buyer will lease the land for $76,000 for the remainder of the 2012 crop year and then will purchase the land from the Company for a sum of $1,524,000.

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock is required to approve the Action.

After careful consideration of the terms and conditions of the proposed Action, the board of directors of the Company determined that the Action was fair to and in the best interests of the Company and its stockholders. The board of directors of the Company did not obtain a fairness opinion on which to base this assessment. The board of directors recommended approval of the proposed Action.

Under Section 228 of the Delaware General Corporation Law (“DGCL”), action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholder holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing action. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing action by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors
/s/ Eric Watson Eric Watson Chief Executive Officer, Secretary and Treasurer

Millen, Georgia
April 4, 2012

CULLEN AGRICULTURAL HOLDING CORP.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF THE STOCKHOLDER OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Cullen Agricultural Holding Corp., a Delaware corporation (“Company,” “we” or “us”), to advise them of the corporate action described herein, which has been authorized by the written consent of the stockholder owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Delaware General Corporation Law (“DGCL”).

The Company’s board of directors (the “Board”) has determined that the close of business on March 30, 2012 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing the Action. As of the Record Date, there were 19,630,714 shares of the Company’s common stock, par value $.0001 (“Common Stock”), outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

On March 5, 2012, the Board approved the Action and authorized the Company’s officers to obtain the written consent from the stockholder owning a majority of the outstanding voting securities of the Company entitled to vote to approve the Action. Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

Under Section 271 of the DGCL, the Company may lease or sell substantially all of its property and assets when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the Company entitled to vote. On March 21, 2012, Cullen Inc. Holdings Ltd. (“Cullen Holdings”), the record owner of 11,206,148 shares of Common Stock, representing approximately 57.1% of the outstanding voting securities of the Company, executed and delivered to the Company a written consent authorizing and approving the Action.

Accordingly, the Action has been approved by holders representing approximately 57.1% of the outstanding voting securities of the Company. As such, no vote or further action of the stockholders of the Company is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of the stockholders of the Company. This information statement is first being mailed to stockholders on or about April 4, 2012 and is being furnished for informational purposes only. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.

The executive offices of the Company are located at 1431 N. Jones Plantation Road, Millen, Georgia, 30442 and its telephone number is (706) 621-6737.

No officer or director or principal shareholder has a substantial or material interest in the favorable outcome of this Action other than as discussed herein.

SUMMARY

This section summarizes material items related to the Action. These items are described in greater detail elsewhere in this Information Statement. You should carefully read this Information Statement and the other documents to which this Information Statement refers you.

Overview of the Action

On March 5, 2012, we entered into a Sales Contract with the Buyer to lease the Company’s remaining 1,035 acres of land (the “Land”) for the remainder of the 2012 crop year for the sum of $76,000 and to sell to the Buyer the Land for a purchase price of $1,524,000. This Land constitutes the last of the Company’s property which we had planned to use to deploy our pasture based dairy and beef business plan.

Following the Action, the Company will continue to exist, and its Common Stock will continue to be traded. It is our intention to either seek additional financing to allow us to implement our pasture based dairy and beef business plan described below, or to seek alternative opportunities available to us unrelated to our business plan in an effort to maximize shareholder value.

Purchase Price

The price to lease the Land through the end of the 2012 crop year is $76,000. The purchase price for the Land is $1,524,000. Of this sum, the Buyer paid $50,000 on signing, which amount will become non-refundable on March 20, 2012. The balance is due on closing.

Closing

The closing of the Action (“Closing”) is expected to occur on or before April 30, 2012, subject to the satisfaction of closing conditions set forth in the Sales Contract, but in any event, under applicable rules of the SEC, no earlier than 20 calendar days after the mailing of this Information Statement to stockholders.

Reasons for the Action and Use of Proceeds

The Board approved the Action because it believed that it was the strategic alternative most likely to maximize value for the stockholders. In reaching this conclusion, the Board reviewed and considered the Company’s current condition and future prospects, including its financial condition, results of operation, anticipated capital expenditures and capital structure, the value of the Company’s assets, the Company’s likely earning potential and other strategic alternatives for the Company, including risks associated with those alternatives. After considering these factors, the board of directors concluded that the Action was in the best interests of the Company, its stockholders and creditors and that the Company should proceed with the Action. For a more complete description of the background of the Action, please see the discussion below entitled “The Action — Background of the Action.”

The Company will use the proceeds of the Action to continue to support our working capital needs, to potentially to continue our proposed business plan and/or to complete another transaction to maximize stockholder value.

Appraisal Rights

Under Delaware Law, stockholders are not entitled to appraisal rights or other rights to demand fair value for their shares of stock as a result of the Action.

Written Action of Majority Stockholders

Under Section 228 of DGCL, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. Cullen Holdings, the Company’s largest stockholder, held 57.1% of the outstanding voting securities of the Company on the Record Date. On March 21, 2012, Cullen Holdings executed and delivered to the Company its written consent authorizing and approving the Action. Accordingly, the Company has the requisite stockholder support to approve the Action.

Additional Questions About the Action

If you have any additional questions about the Action, or would like additional copies of this Information Statement, you should contact:

Cullen Agricultural Holding Corp.
1431 N Jones Plantation Road
Millen, Georgia 30442
Attn: Paul N. Vassilakos
Tel: (706) 621-6737

FORWARD-LOOKING STATEMENTS

The statements in this Information Statement may contain forward-looking statements relating to such matters as our future operations and financial performance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ materially from the anticipated results expressed in the forward-looking statements.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 30, 2012 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Eric J. Watson(2)	13,706,148	(3)	61.9%
Kerry Kennedy(4)	60,000	(5)	*
Robert B. Hersov(6)	60,000	(5)	*
Richard Y. Roberts(7)	60,000	(5)	*
Edward Hanson(8)	60,000	(5)	*
Richard Watson	0		*
Pine River Capital Management L.P.(9)	11,096,895	(10)	36.1%
Jonathan J. Ledecky(11)	4,500,000	(12)	20.7%
President and Fellows of Harvard College(13)	2,961,400	(14)	13.3%
The Goldman Sachs Group, Inc.(15)	1,067,929	(16)	5.2%
All directors and executive officers as a group (7 individuals)	13,946,148	(17)	63.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 1431 N. Jones Plantation Road Millen, Georgia 30442.
(2)	Mr. Watson’s business address is Level 9, 68 Shortland Street, P.O. Box 91269, Auckland, New Zealand.
(3)	Includes (i) 11,206,148 shares of common stock held by Cullen Holdings and (ii) 2,500,000 shares of common stock issuable upon exercise of warrants held by Mr. Watson. Does not include 6,630,000 warrants held by Summit Trust, a trust established for the benefit of Mr. Watson’s family, that are not exercisable and may not become exercisable within 60 days.
(4)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(5)	Does not include 60,000 shares of common stock issuable upon exercise of warrants that are not exercisable and may not become exercisable within 60 days.
(6)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(7)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, 805 15th Street, NW, Suite 1101, Washington, DC 20005.
(8)	Mr. Hanson’s business address is c/o Edward Hanson, 22 Bruton Street, Third Floor, London W1J 6QE, UK.
(9)	The business address of Pine River Capital Management L.P. is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.
(10)	Includes (i) 1,685,624 shares of common stock issuable upon the exercise of warrants beneficially owned by Nisswa Acquisition Master Fund Ltd., (ii) 7,510,363 shares of common stock issuable upon the exercise of warrants beneficially owned by Misswa Master Fund Ltd. and (iii) 1,818,742 shares of common stock issuable upon the exercise of warrants beneficially owned by Nisswa Fixed Income Master Fund Ltd. Pine River Capital Management L.P., as the investment manager of each of the foregoing funds, and Brian Taylor, as the general partner of Pine River Capital Management L.P., may be deemed to beneficially own all such shares. Each of Mr. Taylor and the foregoing entities has shared power to vote and dispose of the shares beneficially owned by them. The foregoing information was derived from a Schedule 13D filed on November 3, 2009, as amended on April 11, 2011.
(11)	Mr. Ledecky’s business address is 970 West Broadway, PMB 402, Jackson, WY 83002.
(12)	Includes (i) 600,000 shares of common stock held by Hat Tricks LLC, an affiliate of Mr. Ledecky, and (ii) 2,500,000 shares of common stock issuable upon exercise of warrants held by Mr. Ledecky. Does not include 600,000 warrants held by Hat Tricks LLC and 6,630,000 warrants held by Mr. Ledecky that are not exercisable and may not become exercisable within 60 days.
(13)	The business address of the President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210.
(14)	Includes 2,961,400 shares of common stock issuable upon the exercise of warrants. The President and Fellows of Harvard College have sole power to vote and dispose of such shares. The foregoing information was derived from a Schedule 13G filed on November 10, 2009.
(15)	The business address of Goldman, Sachs & Co. is 85 Broad Street, New York, New York 10004.
(16)	Represents shares beneficially owned by certain operating units of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates. The foregoing information was derived from a Schedule 13G filed on February 10, 2011.
(17)	Includes 2,500,000 shares of common stock issuable upon exercise of presently exercisable warrants. Does not include 6,810,000 shares of common stock issuable upon exercise of warrants that are not exercisable and may not become exercisable within 60 days.

THE ACTION

General

On March 5, 2012, the Board authorized and empowered the Company to enter into the Sales Contract for the lease and sale of the Land, subject to approval by a majority of the Company’s stockholders. Pursuant to the Sales Contract, the Company will lease the Land to the Buyer through the end of the 2012 crop year for $76,000 and then sell to the Buyer the Land for $1,524,000.

The full text of the Sales Contract is set forth in Appendix A attached to this Information Statement.

Contact Information of Each Party to the Sales Contract

The executive offices of the Company are located at 1431 N. Jones Plantation Road, Millen, Georgia 30442 and its telephone number is (706) 621-6737.

The Buyer’s principal business address is PO BOX 15325, Savannah, GA 31416 and telephone number is 706-726-5638.

Business Conducted by the Parties to the Sales Contract

We are a development stage company. Our principal business plan has been to use our intellectual property in forage and animal sciences to improve agricultural yields. We were formed to develop, adapt and implement grazing-based farming systems in regions of the world where the geophysical and climatic conditions are suitable for a pasture-based model. We conducted our operations through our wholly-owned subsidiary, Cullen Agricultural Technologies Inc. (“Cullen Agritech”). Cullen Agritech conducted its operations primarily through its wholly-owned subsidiary, Natural Dairy Inc.

Upon consummation of the Action, we will have approximately $2.4 million in cash and no operations as we will not have any land to implement our business plan described above. Accordingly, it is our intention to either seek additional financing to allow us to implement our pasture based dairy and beef business plan, or to seek alternative opportunities available to us unrelated to our business plan in an effort to maximize shareholder value.

The Buyer is in the farming business.

Background of the Action

We have been in the process of attempting to obtain land development financing backed by the property we own and operate to support our working capital needs and implement our business plan. However, due to the recent performance of similar types of farming operations in the region, as well as the general economic downturn, we have been unable to obtain the necessary financing to support the implementation of our business plan. Accordingly, we have been exploring all financing and strategic alternatives available to us, including the possibility of disposing of or leasing our land in order to continue to support our working capital needs and retire certain of our outstanding debt to reduce our interest obligations.

In consideration of the foregoing, the Company had previously disposed of approximately 2,600 acres of land during 2010 and 2011. In 2012, we continued to explore the disposition of the remaining 1,035 acres we owned and that were not under contract. We subsequently were offered to lease and sell the remaining 1,035 acres of land from the Buyer.

On March 5, 2012, the Board authorized the Company to enter into the Sales Contract after finding that such Sales Contract was in the best interests of the stockholders and the Company.

Required Approval of the Action

The Closing of the Action is subject to the approval by a majority of the outstanding shares of the Company’s Common Stock. On March 21, 2012, Cullen Holdings executed and delivered to the Company its written consent authorizing and approving the Action. As of the Record Date, Cullen Holdings owned 57.1% of the issued and outstanding shares of the Company’s Common Stock. Accordingly, the Company has the requisite stockholder support to approve the Action. However, in accordance with applicable rules of the SEC, the Closing may not take place earlier than 20 calendar days after the mailing of this Information Statement to stockholders.

Accounting Treatment of the Action

The Company will account for the disposition of the Land in accordance with FASB ASC 360, Property, Plant, and Equipment. A gain or loss, which will result from the sale of the Land, shall be recognized at the date of sale and included in income or loss on sale of land and equipment before income taxes in the consolidated statements of operations. The Closing is expected to occur on or before April 30, 2012.

The Company has entered into the lease agreement to lease the Land to the Buyer through the end of the 2012 crop year for a sum of $76,000. The lease commenced on March 5, 2012 for the period though December 31, 2012. Upon the sale of the Land and a subsequent transfer of the ownership of the Land to the Buyer at the date of the sale, the Company will recognize the remaining amount of the $76,000 rental income associated with the lease of the Land, which shall be recorded in other income (expense) in the consolidated statements of operations.

Consequences to the Stockholders

The Action will not independently produce any tax consequences to the Company’s stockholders. However, upon distribution of any amounts (whether in cash or in kind) to the Company’s stockholders, if any, the stockholders may recognized income or gain and be subject to the payment of income tax at that time. No distribution to stockholders is currently intended as a result of the consummation of the Action.

Use of Proceeds

Upon consummation of the Action, we will have approximately $2.4 million in cash and no operations as we will not have any land to implement our business plan described above. Accordingly, it is our intention to either seek additional financing to allow us to implement our pasture based dairy and beef business plan, or to seek alternative opportunities available to us unrelated to our business plan in an effort to maximize shareholder value. Accordingly, the proceeds received upon consummation of the Action will be used for working capital needs to this end.

Regulatory Approvals

No federal or state regulatory requirements must be complied with, nor any federal or state agency approval be obtained, in connection with the Action.

Financial Advisory Fees

No financial advisory fees are payable in connection with the Action.

Past Contracts, Transactions, Negotiations and Agreements

Other than the Sales Contract discussed herein, there are no agreements, arrangements, understandings or other relationships between the Buyer, or its affiliates, and the Company, or its affiliates. Further, within two years prior to the date of this information statement, there have not been any negotiations, transactions or material contracts between the Company, or its affiliates, and the Buyer, or its affiliates, regarding any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the subject company’s securities, election of the subject company’s directors or sale or other transfer of a material amount of assets of the Company.

THE AGREEMENT

The Subject Property

The 1,035 acres of land subject to lease and sale under the Sales Contract is located in Millen, Georgia, which location is more specifically described in Exhibit A of the Sales Contract attached as Appendix A. The Land constitutes the final piece of Georgia farmland owned by the Company.

Purchase Price

Pursuant to the Sales Contract, the Company will lease the Land through the end of the 2012 crop year the Land for a sum of $76,000, which sum shall not be included in the purchase price for the sale of the Land.

The Buyer will purchase the Land for $1,524,000, or approximately $1,472.46 per acre. Of this sum, the Buyer paid $50,000 on signing, which amount will become non-refundable on March 20, 2012. The balance is due on Closing, which is expected to occur on or before April 30, 2012.

The Board has not sought a written opinion from any financial advisor as to the fairness of the purchase price to be received by the Company in the Action. In light of the size of the transaction and the Company’s available capital, the Board believed the cost of an opinion was prohibitive and outweighed the potential benefit of a fairness opinion.

Terms and Conditions

Standard Representations and Warranties.  Under the Sales Contract, the Company made standard representations and warranties typically made in connection with a sale of real property, including: the warranty of good and marketable title, that there would be no material adverse changes to the physical condition of the Land prior to closing, that no other person or entity had any right to acquire the Land and as to the applicable zoning for the property. For a full description of the representations and warranties made in connection with the Action, see the Sales Contract attached as Appendix A.

Lease.  Contemporaneously with the sale of the Land, the Company leased all farming rights on the property through the end of the 2012 crop year for $76,000. Under the Sales Contract, the Buyer will execute any necessary documents in connection with the lease and all rental payments due under the lease will not be part of the purchase price.

Real Estate Commission Fees.  Only if the transaction closes, the Company agreed to pay 3.5% of the purchase price, or $53,340, in real estate commissions, which will be divided equally between Shivers Real Estate Investments, Inc. and Plantation Properties & Land Investments, LLC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

On March 5, 2012, the Company entered into an agreement (“Action”) to sell its remaining 1,035 acres of land and any improvements located thereon (“Land”). The closing of the Action is expected to occur on or before April 30, 2012.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2011 gives effect to the Action as if it had been consummated on December 31, 2011. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 gives effect to the Action as it if had occurred on January 1, 2011.

The unaudited pro forma financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements and the separate historical financial statements of the Company attached as Appendix B hereto.

The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (i) directly attributable to the Action and (ii) factually supportable and reasonable under the circumstances.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The pro forma financial statements may not be indicative of what would have occurred if the Action had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

	Historical December 31, 2011	Pro forma
		Adjustments		December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$1,028,119	$1,452,915	(a)	$2,481,034
Receivable from related party	27,943	—		27,943
Prepaid expenses and other current assets	33,345	—		33,345
Total Current Assets	1,089,407	1,452,915		2,542,322
PROPERTY, PLANT AND EQUIPMENT, net	1,374,812	(1,257,235	)(a)	117,577
TOTAL ASSETS	$2,464,219	$195,680		$2,659,899
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses	$30,511	$(15,615	)(a)	$14,896
Federal withholding tax payable	27,943	—		27,943
Due to affiliates	4,668	—		4,668
Current portion of note payable	9,883	—		9,883
Total Current Liabilities	73,005	(15,615)		57,390
Non-current portion of note payable	20,632	—		20,632
TOTAL LIABILITIES	93,637	(15,615)		78,022
STOCKHOLDERS’ EQUITY
Preferred stock ($0.0001 par value)	—	—		—
Common stock ($0.0001 par value)	1,964	—		1,964
Additional paid-in capital	6,861,881	—		6,861,881
Deficit accumulated during the development stage	(4,493,263)	211,295	(b)	(4,281,968)
TOTAL STOCKHOLDERS’ EQUITY	2,370,582	211,295		2,581,877
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,464,219	$195,680		$2,659,899

See accompanying notes to unaudited pro forma condensed financial statements.

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATION

	Historical Year ended December 31, 2011	Pro forma
		Adjustments		Year ended December 31, 2011
Revenues	$—	$—		$—
General and administrative expenses	462,731	(24,780	)(c)	437,951
LOSS FROM OPERATIONS	(462,731)	24,780		437,951
OTHER INCOME (EXPENSE)
Interest expense – related party	(31,494)	—		(31,494)
Interest expense – note payable	(987)	—		(987)
Legal settlement recovery	621,348	—		621,348
Gain (loss) on sale of land and equipment, net	(53,752)	205,295	(d)	151,543
Other income (expense), net	184,763	(212,671	)(e)	(27,908)
Total Other Income (Expense)	719,878	(7,376)		712,502
INCOME BEFORE INCOME TAXES	257,147	17,404		274,551
INCOME TAX EXPENSE	3,357	—		3,357
NET INCOME	$253,790	$17,404		$271,194
Weighted average number of common shares outstanding – basic and diluted	19,630,714	—		19,630,714
Basic and diluted net income per share	$0.01	$—		$0.01

See accompanying notes to unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma consolidated financial position and operations of the Company based upon the historical financial statements, after giving effect to the Action and adjustments described in the following footnotes, and are intended to reflect the impact of the Action on a pro forma basis. The accompanying unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only.

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2011 presented the historical consolidated balance sheets of the Company, giving effect to the Action as if it had been consummated on December 31, 2011. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 presents the historical consolidated statements of the Company, giving effect to the Action as if it had occurred on January 1, 2011.

Note 2 — Pro Forma Adjustments

Pro forma adjustments are necessary to reflect events that are: directly attributable to the Action; factually supportable, and expected to have a continuing impact. The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(a)	To record cash consideration received, net of closing costs, remove carrying value of Land, and remove associated real estate tax payable, attributable to the Action, assuming the Action was consummated on December 31, 2011.
(b)	To reduce deficit accumulated during the development stage, resulting from the gain on sale of the Land, assuming the Action was consummated on December 31, 2011.
(c)	To reduce general and administrative expenses resulting from the elimination of 2011 depreciation expense of $6,000, real estate tax expenses of $15,615, and insurance of $3,165, all of which were associated with the Land, assuming the Action was consummated on January 1, 2011.
(d)	To recognize gain on sale of the Land, assuming the Action was consummated on January 1, 2011.
(e)	To reduce other income for the removal of interest income of $62,671, rental income of $50,000, and a gain related to a forfeited deposit of $100,000, all of which would not have occurred had the Action been consummated on January 1, 2011.

APPRAISAL RIGHTS

Holders of the Company’s Common Stock have no right under Delaware law to dissent from or exercise appraisal rights in connection with any of the actions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the actions described in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may supplement it. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at 1431 N. Jones Plantation Road, Millen, Georgia, 30442.

OTHER INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors
/s/ Eric J. Watson Eric J. Watson Chief Executive Officer, Treasurer and Secretary

Millen, Georgia
April 4, 2012

Appendix A

Appendix B

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage corporation)

CONTENTS

Page
FINANCIAL STATEMENTS
Report of independent registered public accounting firm	F-2
Consolidated Financial Statements:
Balance Sheets as of December 31, 2011 and December 31, 2010	F-3
Statement of Operations for the years ended December 31, 2011 and December 31, 2010 and the period from June 3, 2009 (inception) through December 31, 2011	F-4
Statement of Changes in Stockholders’ Equity for the period from June 3, 2009 (inception) through December 31, 2011	F-5
Statement of Cash Flows for the years ended December 31, 2011 and December 31, 2010 and the period from June 3, 2009 (inception) through December 31, 2011	F-6
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Cullen Agricultural Holding Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Cullen Agricultural Holding Corp. and Subsidiaries (a development stage company) (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010, and the period from June 3, 2009 (inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cullen Agricultural Holding Corp. and Subsidiaries (a development stage company), as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 and for the period of June 3, 2009 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has incurred a net loss of $4,493,263 for the period from June 3, 2009 (inception) through December 31, 2011, and to date has not generated any revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Marcum LLP

Melville, New York
March 1, 2012

ITEM 1. FINANCIAL STATEMENTS

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS
Cash	$1,028,119	$154,028
Cattle held for sale	—	286,588
Receivable from related party	27,943
Inventory	—	25,002
Prepaid expenses and other current assets	33,345	34,056
Total Current Assets	1,089,407	499,674
PROPERTY, PLANT AND EQUIPMENT, Net	1,374,812	2,986,540
TOTAL ASSETS	$2,464,219	$3,486,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses	$30,511	$174,895
Federal withholding tax payable	27,943	—
Accrued settlement fee	—	550,000
Due to affiliates	4,668	10,778
Current portion of note payable	9,883	9,605
Total Current Liabilities	73,005	745,278
OTHER LIABILITIES
Mortgage payable, related party	—	593,629
Non current portion of note payable	20,632	30,515
Total Other Liabilities	20,632	624,144
TOTAL LIABILITIES	93,637	1,369,422
STOCKHOLDERS’ EQUITY
Preferred stock – $0.0001 par value; authorized 1,000,000 shares; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 200,000,000 shares authorized; 19,630,714 shares issued and outstanding	1,964	1,964
Additional paid-in capital	6,861,881	6,861,881
Deficit accumulated during the development stage	(4,493,263)	(4,747,053)
TOTAL STOCKHOLDERS’ EQUITY	2,370,582	2,116,792
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,464,219	$3,486,214

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2011	For the year ended December 31, 2010	For the period from June 3, 2009 (inception) through December 31, 2011
Revenues	$—	$—	$—
General and administrative expenses	462,731	1,592,262	2,579,917
LOSS FROM OPERATIONS	(462,731)	(1,592,262)	(2,579,917)
OTHER INCOME (EXPENSE)
Interest expense – related party	(31,494)	(313,282)	(456,135)
Interest expense – note payable	(987)	(733)	(1,721)
Legal settlement recovery	621,348	(550,000)	71,348
Impairment loss on property, plant and equipment	—	(963,172)	(963,172)
Loss on sale of land and equipment, net	(53,752)	(722,209)	(775,961)
Other income (expense), net	184,763	8,421	217,262
TOTAL OTHER INCOME (EXPENSE)	719,878	(2,540,975)	(1,908,379)
INCOME (LOSS) BEFORE INCOME TAXES	257,147	(4,133,237)	(4,488,297)
INCOME TAXES	3,357	1,290	4,967
NET INCOME (LOSS)	$253,790	$(4,134,527)	$(4,493,263)
Weighted average number of common shares outstanding – basic and diluted	19,630,714	19,340,230
Basic and diluted net income (loss) per share	$0.01	$(0.21)

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period From June 3, 2009 (inception) through December 31, 2011

	Common Stock		Additional Paid-in Capital	Deficit accumulated during the development stage	Total
	Shares	Amount
BALANCE – Beginning June 3, 2009 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholder – 100 shares at $0.0001 per share	100	—	100	—	100
Issuance of stock due to Merger – 19,247,211 shares at $0.0001 per share on October 22, 2009	19,247,211	1,925	6,061,820	—	6,063,745
Net loss for the period from June 3, 2009 (inception) through December 31, 2009	—	—	—	(612,526)	(612,526)
BALANCE – December 31, 2009	19,247,311	1,925	6,061,920	(612,526)	5,451,319
Issuance of stock at $5.95 per share	8,403	1	49,999	—	50,000
Issuance of stock at $2.00 per share	375,000	38	749,962	—	750,000
Net loss for the year ended December 31, 2010	—	—	—	(4,134,527)	(4,134,527)
BALANCE – December 31, 2010	19,630,714	1,964	6,861,881	(4,747,053)	2,116,792
Net income for year ended December 31, 2011	—	—	—	253,790	253,790
BALANCE – December 31, 2011	19,630,714	$1,964	$6,861,881	$(4,493,263)	$2,370,582

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
(a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the years ended		For the period from June 3, 2009 (inception) through December 31, 2011
	December 31, 2011	December 31, 2010
Cash Flows from Operating Activities
Net income (loss)	$253,790	$(4,134,527)	$(4,493,263)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss on sale of property and equipment	53,752	722,209	775,961
Depreciation and amortization	43,176	37,018	82,833
Impairment loss on property, plant and equipment	—	963,172	963,172
Changes in operating assets and liabilities:
Rent receivable	—	7,461	—
Cattle held for sale	286,588	(286,588)	—
Inventory	25,002	(25,002)	—
Prepaid expenses and other current assets	711	52,027	(33,345)
Federal tax receivable	—	1,349,969	1,349,969
Federal withholding tax payable	27,943	—	27,943
Accrued expenses	(144,384)	(106,776)	215,398
Accrued settlement fee	(550,000)	550,000	—
NET CASH USED IN OPERATING ACTIVITIES	(3,422)	(871,037)	(1,111,332)
Cash Flows from Investing Activities
Purchases of property and equipment	—	(280,080)	(841,849)
Proceeds from sale of property and equipment	1,514,800	4,730,873	6,245,673
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,514,800	4,450,793	5,403,824
Cash Flows from Financing Activities
Repayment of mortgage payable to related party	(693,629)	(5,450,655)	(7,130,627)
Proceeds from issuance of mortgage payable to related party	100,000	—	100,000
Repayment to affiliates	(95,207)	(227,314)	(322,521)
Advances from affiliates	61,154	210,037	290,625
Repayments of note payable	(9,605)	—	(9,605)
Cash acquired in reverse merger	—	—	3,057,755
Proceeds from issuance of common stock	—	750,000	750,000
NET CASH USED IN FINANCING ACTIVITIES	(637,287)	(4,717,932)	(3,264,373)
NET INCREASE (DECREASE) IN CASH	874,091	(1,138,176)	1,028,119
CASH – Beginning	154,028	1,292,204	—
CASH – Ending	$1,028,119	$154,028	$1,028,119
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$66,854	$376,054	$456,565
Taxes	$1,250	$—	$1,250
Non-cash investing and financing activities:
Acquisition of property, plant and equipment through issuance of debt	$—	$40,120	$40,120
Issuance of common stock to settle accrued expenses	$—	$50,000	$50,000
Conversion of interest payable into mortgage payable to related party	$—	$176,709	$176,709
On October 22, 2009, the Company completed its reverse merger and recapitalization by acquiring certain assets and assuming certain liabilities:
Tax refund receivable	$—	$—	$1,349,969
Land and land improvements	—	—	8,560,482
Loan payable	—	—	(6,853,918)
Accrued expenses	—	—	(41,822)
Due to affiliates	—	—	(8,621)
Issuance of stock	—	—	(1,925)
Net non-cash recapitalization	$—	$—	$3,004,165

The accompanying notes are an integral part of these consolidated financial statements

PART I.
FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration

Basis of Presentation

Cullen Agricultural Holding Corp. (the “Company”, “we”, “us” or “our”) was incorporated in Delaware on August 27, 2009. We are a development stage company. Our principal focus is to use our intellectual property in forage and animal sciences to improve agricultural yields. To date, we have not generated any revenue and will not do so until we have sufficient funds to implement our business plan.

We were formed as a wholly-owned subsidiary of Triplecrown Acquisition Corp. (“Triplecrown”), a blank check company. CAT Merger Sub, Inc. (“Merger Sub”), a Georgia corporation, was incorporated as our wholly-owned subsidiary on August 31, 2009. We were formed in order to allow Triplecrown to complete a business combination (the “Merger”) with Cullen Agricultural Technologies, Inc. (“Cullen Agritech”), as contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 4, 2009, as amended, among Triplecrown, the Company, Merger Sub, Cullen Agritech and Cullen Inc. Holdings Ltd. (“Cullen Holdings”). Cullen Agritech was formed on June 3, 2009. Cullen Agritech’s primary operations are conducted through Natural Dairy Inc., a wholly owned subsidiary of Cullen Agritech. Cullen Holdings is an entity controlled by Eric J. Watson, our Chief Executive Officer, Secretary, Chairman of the Board and Treasurer and, prior to the Merger, was the holder of all of the outstanding common stock of Cullen Agritech.

Pursuant to the Merger, (i) Triplecrown merged with and into the Company with the Company surviving as the new publicly-traded corporation and (ii) Merger Sub merged with and into Cullen Agritech with Cullen Agritech surviving as a wholly owned subsidiary of the Company. As a result of the Merger, the former security holders of Triplecrown and Cullen Agritech became the security holders of the Company. Thus, the Company became a holding company, operating through its wholly-owned subsidiary, Cullen Agritech. The Merger was consummated on October 22, 2009.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Cullen Agritech, including its wholly owned subsidiary, Natural Dairy. All intercompany accounts and transactions have been eliminated in consolidation.

Liquidity and Going Concern Consideration

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company is a development stage company and has incurred a net loss of $4,493,263 for the period from June 3, 2009 (inception) through December 31, 2011, and has $1,028,119 of cash as of December 31, 2011.

To date, we have not generated any revenue and will not do so until we have sufficient funds to implement our business plan. We have been in the process of attempting to obtain land development financing backed by the property we own and operate to support our working capital needs and implement our business plan. However, due to the recent performance of similar types of farming operations in the Southeast United States, as well as the general economic downturn, financial institutions have been unwilling to provide such financing. As a result, the Company has been unable to obtain the necessary funding to support the implementation of its business plan at this time. In order to continue to support its working capital

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

needs and retire certain of its outstanding debt, during 2011 and 2010, the Company entered into contracts with unrelated third parties for the sale of land it owned. In 2011 and 2010, the Company disposed of approximately 2,600 acres of land and all of the cattle it owned. The Company continues to explore the disposition of the remaining 1,035 acres it owns. However, there is no assurance that the Company will be successful in such efforts.

Additionally, the Company is in the process of exploring all financing and strategic alternatives available to it, including those unrelated to forage and animal sciences and farming systems which make up its current business plan in an effort to maximize shareholder value. To this end, the Company has had preliminary discussions with potential merger candidates wishing to become publicly traded. However, such discussions are only preliminary and no formal terms have been discussed or agreed to. There is no assurance that the Company will be successful in any of such efforts. If the Company is unable to secure additional financing or find another alternative, the Company will not have sufficient capital to implement its business plan and may be forced to suspend all operations until such time as capital or another alternative is available to it. Until such time where the Company can dispose of the remaining land it currently owns or raise adequate financing to deploy its pasture based dairy and beef business plan, it has begun to utilize its pasture and general farming expertise to conduct various farming activities on the property. This activity includes, but is not limited to, the growing of pasture to raise calves. The Company has sold portions of its unused land (as indicated above), reduced salaries paid to its employees and curtailed operations in order to raise capital and reduce operating expenses.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if it is unable to continue as a going concern.

Cash

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents at December 31, 2011 and 2010.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Beginning December 31, 2010 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to the depositor’s other accounts held by a FDIC-insured institution, which are insured for balances up to $250,000 per depositor until December 31, 2013. At December 31, 2011, the amounts held in banks exceeded the insured limit. The Company has not incurred losses related to these deposits.

Cattle Held for Sale

Crops used to develop the Company’s animals are capitalized as part of the carrying value of such animal and included in cattle held for sale on the consolidated balance sheet. In addition, cattle held for sale is stated at lower of cost or market. At December 31, 2011, Cattle Held for Sale amounted to $0 and $286,588.

Inventory

Inventory consists of feed inventory and investment in crops that are stated at lower of cost or market. The Company capitalizes all direct and indirect costs until growing crops are harvested. Harvested crops are reclassified to feed inventory until such crops are sold or used. The related inventoried costs are recognized as cost of sale to provide an appropriate matching of expenses with the related revenue earned when the crops are sold. Crops used to develop the Company’s animals are capitalized as part of the carrying value of such

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

animal and are recognized as cost of sale when the animals are sold. Feed inventory and investment in crops both amounted to $0 as of December 31, 2011, and $7,677 and $17,325, respectively, as of December 31, 2010.

Property, Plant and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. The Company charges repairs and maintenance items to expense, while major improvements and betterments are capitalized.

Depreciation and amortization is provided on the straight-line method over the following estimated useful lives of the assets:

Buildings	15 years
Machinery and equipment	5 – 10 years
Transportation equipment	5 years
Land improvements	15 years

Use of Estimates

The preparation of consolidated financial statements in conformity with U. S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Plant, Property and Equipment,” for purposes of determining and measuring impairment of its long-lived assets other than goodwill. The Company’s policy is to review the value assigned to its long lived assets to determine if they have been permanently impaired by adverse conditions which may affect the Company whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the Company identifies a permanent impairment such that the carrying amount of the Company’s long lived assets is not recoverable using the sum of an undiscounted cash flow projection, the impaired asset is adjusted to its estimated fair value, based on an estimate of future discounted cash flows which becomes the new cost basis for the impaired asset. Considerable management judgment is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates.

Income (Loss) Per Share

The Company follows the provisions of FASB ASC 260, “Earnings Per Share” (“ASC 260”). In accordance with ASC 260, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. ASC 260 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. The effect of the Merger has been given retroactive application in the EPS calculation. At December 31, 2011 and December 31, 2010, there were 74,000,000 warrants outstanding that were not included in the calculation of diluted EPS because the effects of these securities would have been anti-dilutive.

Basic earnings per share is calculated using the average number of common shares outstanding and diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the effect of outstanding warrants using the “treasury stock method.”

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company has identified its federal tax return and its state tax return in Georgia as “major” tax jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The evaluation was performed for tax years of 2009, 2010 and 2011 which are open for tax authority review. The Company believes that its income tax positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position or results of operations.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties and interest for year ended December 31, 2011 and December 31, 2010 or the period from June 3, 2009 (inception) through December 31, 2011. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recently Issued and Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the consolidated financial statements.

Note 2 — Property and Equipment

At December 31, 2011 and December 31, 2010, property and equipment consisted of the following:

	December 31, 2011	December 31, 2010
Land	$1,204,288	$2,623,214
Buildings	66,099	66,099
Machinery and equipment	154,229	154,229
Website	3,328	3,328
Land improvements	—	176,626
	1,427,944	3,023,496
Less: Accumulated depreciation and amortization	53,132	36,956
Property and equipment, net	$1,374,812	$2,986,540

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Property and Equipment  – (continued)

Depreciation and amortization expense for the period from June 3, 2009 (inception) through December 31, 2011 was $82,833. For the year ended December 31, 2011 and 2010 depreciation and amortization expense was $43,176, and $37,018, respectively.

During the year ended December 31, 2010, the Company assessed the recoverability of the carrying value of its property and equipment. The assessment resulted in an impairment charge of $963,172. This charge reflects the amounts by which the carrying values of these assets exceed their estimated fair values. No impairment charge was required for the year ended December 31, 2011.

Note 3. Receivable from Related Party

At December 31, 2011 receivable from related party consist of $27,943 related to a federal withholding tax payable that was paid by the Company subsequent to December 31, 2011 on behalf of Cullen Holdings. Cullen Holdings repaid the amount during February 2012.

Note 4. Mortgage Payable — Related Party

Upon the consumption of the Merger, the Company issued a promissory note the Cullen Holdings in the amount of $6,853,918. The notes bears interest at 8% and was originally due at the consumption of the Merger but insufficient funds were available. The Company and Cullen Holdings amended the promissory note to extend the maturity date to January 20, 2012. On April 6, 2011, Cullen Holding amended the promissory note and advanced the Company an additional $100,000 under the same terms of the promissory note. In August 2011, the promissory note was repaid. At December 31, 2011 and 2010 Mortgage payable, related party was $— and $593,629, respectively.

Note 5. Other Income

On March 1, 2011, the Company entered into an agreement with Hart Acquisitions LLC (“Hart”), an affiliate of one of the Company’s directors, for the lease of 120 acres of the Company’s property, from January 1, 2011 through August 31, 2011. This area of land consists of 100 irrigated acres and 20 non irrigated acres. The agreement calls for Hart to pay, in advance, $117 per acre of irrigated land and $33 per acre of non irrigated land. During March 2011 the Company received $12,360 for the lease of this land. The Company has recorded $12,360 of rental income from this lease for the year ended December 31, 2011, which is included in other income (expense), net in the consolidated statements of operations.

On April 29, 2011, the Company entered into a Sales Contract (“Agreement”) with Wilbert Roller, Jr. (“Buyer”) pursuant to which the Company agreed to sell to Buyer approximately 1,035 acres of land for approximately $1,625,000, of which $100,000 was paid on signing with the balance due on closing of the transaction by December 31, 2011. In conjunction with the Agreement the Company entered into a lease agreement with Buyer pursuant to which the Company leased the 1,035 acres through December 31, 2011 for $50,000. The Buyer prepaid the $50,000 lease rent on April 29, 2011, which the Company recognized as rental income during the year ended December 31, 2011 and is included in other income (expense), net in the consolidated statements of operations. The Company also recorded interest income related to this sales contract of $62,671 during the year ended December 31, 2011, which is included in other income (expense), net. Since the closing of the land did not occur, the Company recorded a $100,000 gain related to the forfeited deposit, which is included in other income (expense), net during the year ended December 31, 2011.

On July 8, 2011, the Company entered into an agreement with Mims Farms for the lease of 79 acres of the Company’s property, from July 8, 2011 through December 31, 2011. During July 2011, the Company received $3,800 for the lease of this land, which was recorded during the year ended December 31, 2011 and is included in other income (expense), net. The Company also entered into a sales contract for these 79 acres,

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Other Income  – (continued)

which was terminated by Mims Farm. As a result of the termination, the Company received $5,000, which was recorded during the year ended December 31, 2011 and is included in other income (expense), net in the consolidated statements of operations.

On August 2, 2010, the Company entered into a Beef Grazing Agreement (“Grazing Agreement”) with FPL Foods LLC (“FPL”) pursuant to which the Company grazed FPL’s cattle on land leased and owned by the Company from August 1, 2010 through January 15, 2011. The Company and FPL subsequently agreed that cattle would be returned to FPL and the Company and FPL would be released of their obligations. The Company recorded a loss related to the Grazing Agreement of $30,318, which is included in other income (expense), net during year ended December 31, 2011.

The Company also recorded a loss related to calf deaths of $13,749 which is included in other income (expense), net during the year ended December 31, 2011.

For the year ended December 31, 2011, and for the period June 3, 2009 (inception) through December 31, 2011 the Company recorded a legal settlement recovery of $621,348 and $71,348, respectively (see Note 7).

In October 2010, the Company entered into an agreement with Landee Acres, LLC (“Landee”), pursuant to which Landee was obligated to purchase approximately 500 acres of land for approximately $1.49 million. On August 5, 2011 the sale of this land was completed. The Company estimates the original purchase price for this land to be $1,450,306 and has recorded a loss from the sale of this property of $50,681 which is included in loss on sale of land and equipment, net during the year ended December 31, 2011.

On November 22, 2011, the Company entered into a sales contract with Mims Farm to which the Company sold these 79 acres of land for approximately $115,000. The Company estimates the original purchase price for this land to be $110,174. After taking into account closing costs and broker commissions, the Company recorded a loss from the sale of this property of $3,071, which is included in loss on sale of land and equipment, net during the year ended December 31, 2011.

During January 2010, the Company signed an Agreement with Battle Lumber Co., Inc. for the sale and removal of merchantable timber located on part of our property. During the year ended December 31, 2010, Battle Lumber Co. removed a portion of the timber and the Company recorded income $79,961, which is included in other income.

In January 2010, the Company entered into an agreement with Canoochee River Plantation, LLC, pursuant to which the Company sold 340 of non irrigated land for $613,170. The Company estimates the original purchase price for this land to be $594,794 and has recorded a gain from the sale of this property of $6,321 which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

In June 2010, the Company entered into second agreement with Canoochee River Plantation, LLC, pursuant to which the Company sold 240 acres of land for $776,688. The Company estimates the original purchase price for this land to be $807,239 and has recorded a loss from the sale of this property of $53,489 which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

In September 2010, the Company entered into an agreement with Mossy Creek Plantation, LLC, pursuant to which the Company sold 95 acres of land for $170,244. The Company estimates the original purchase price for this land to be $165,192 and has recorded a loss from the sale of this property of $3,641 which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

On September 28, 2010, the Company entered into a Sales Contract (“Mims Agreement”) with Benny Mims pursuant to which the Company sold approximately 500 acres of land for approximately $1.6 million. The Company estimates the original purchase price for this land to be $1,926,567 and have

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Other Income  – (continued)

recorded a loss from the sale of this property of $385,739, which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

On October 15, 2010, the Company entered into a new Sales Contract with Landee Acres, LLC (“Landee”) pursuant to which the Company sold to Landee approximately 700 acres of land for an aggregate of $1.45 million. The Company estimates the original purchase price for this land to be $1,645,392 and have recorded a loss from the sale of this property of $252,148, which is included in loss on sale of land and equipment, net during the year ended December 31, 2010. This sale of 700 acres closed on October 26, 2010.

On October 22, 2010, the Company entered into a sales contract with Don and Alisa Burke pursuant to which the Company sold approximately 154 acres of land for approximately $289,000. The Company estimates the original purchase price for this land to be $312,988 and have recorded a loss from the sale of this property of $36,214, which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

For the year ended December 31, 2010, we recognized a gain on sale of equipment totaling $2,701 which is included in loss on sale of land and equipment, net during the year ended December 31, 2010.

During the year ended December 31, 2010, the Company sold a large portion of the corn it produced to Hart Acquisitions, LLC (“Hart”), an affiliate of Dr. Richard Hart Watson, an employee of the Company, for approximately $143,473. The cost to produce that corn was approximately $114,778. The Company has recorded a gain from the sale of corn of $28,695, which is included in other income, net during the year ended December 31, 2010.

On June 1, 2010, the Company entered into an agreement with an unrelated third party for the lease of 753 acres of the Company’s property, from June 1, 2010 through December 31, 2010. This area of land consists of 500 irrigated acres and 253 non irrigated acres. The agreement calls for the unrelated third party to pay, in advance, $175 per acre of irrigated land and $50 per acre of non irrigated land. The Company received $100,150 for the lease of this land during June 2010, which is included in other income, net during the year ended December 31, 2010.

On June 1, 2010, the Company entered into an agreement with Hart for the lease of 120 acres of the Company’s property, from June 1, 2010 through December 31, 2010. This area of land consists of 100 irrigated acres and 20 non irrigated acres. The agreement calls for Hart to pay, in advance, $175 per acre of irrigated land and $50 per acre of non irrigated land. The Company has received $18,500 for the lease of this land during June 2010, which is included in other income, net during the year ended December 31, 2010.

During 2010, the Company assessed the recoverability of the carrying value of its property, plant and equipment. The assessment resulted in an impairment charge of $963,172, during the year ended December 31, 2010. This charge reflects the amounts by which the carrying values of these assets exceed their estimated fair values.

On August 2, 2010, the Company entered into a Beef Grazing Agreement (“Grazing Agreement”) with FPL Foods LLC (“FPL”) pursuant to which the Company grazed FPL’s cattle on land leased and owned by the Company from August 1, 2010 through January 15, 2011. During March 2011, the Company and FPL agreed that effective December 31, 2010, cattle would be returned to FPL and the Company and FPL would be released of their obligations. The Company recorded a loss related to the Grazing Agreement of $202,465, which is included in other income (expense), net during the year ended December 31, 2010.

The Company recognized interest income and hay income, totaling $9,313, which is included in other income, net during the year ended December 31, 2010. The Company also recognized a loss from legal settlement and calf deaths totaling $550,000, and $25,732 respectively, which is included in other income, net during the year ended December 31, 2010.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Related Parties

During the year ended December 31, 2011, Hart incurred costs related to the operations of Cullen Agritech and Natural Dairy of a combined total of $88,634. These costs consisted of property related expenses of $52,234, and employee related expenses of $36,400 for the year ended December 31, 2011. During the year ended December 31, 2011, Hart funded part of the operations of both Cullen Agritech and Natural Dairy and incurred costs of a combined total of $27,428, which consisted of property related expenses. As of the December 31, 2011, $4,668 was due to Hart.

On November 9, 2011, the Company entered into an agreement with Hart, a related party, for the sale of all 342 of the Company’s cattle for $436,950. The sale closed on December 9, 2011 and the Company received $420,534 for the sale of the cattle due to certain adjustments made to pursuant to the terms of the agreement.

During the year ended December 31, 2010, Hart incurred costs related to the operations of Cullen Agritech and Natural Dairy of a combined total of $136,805. These costs consisted of property related expenses of $35,645, and employee related expenses of $101,159. During the year ended December 31, 2010, the Company incurred costs related to the operations of Hart of $244,369. These costs consisted of $225,869 of property related expenses and $18,500 of lease related expense. As of the December 31, 2010, $10,778 was due to Hart.

Note 7. Note Payable

On May 15, 2010 the Company entered into a note payable to a financial institution due May 15, 2015, payable in annual installments of $10,768, which includes interest of 2.9% per annum. The note payable is secured by certain farming equipment. At December 31, 2011 and 2010, the outstanding principal balance was $30,515, and $40,120, respectively. At December 31, 2011, principal payments due were as follows: 2012 — $9,883; 2013 — $10,170; and 2014 — $10,462.

Note 8. Commitments and Contingencies

Litigation

The Company is not a party to any current litigation. On December 9, 2009, a second amended class action complaint, styled Goodman v. Watson, et al., was filed in the Court of Chancery of the State of Delaware against the former directors of Triplecrown. The complaint alleged that the defendants breached their fiduciary duties and their duty of disclosure in connection with the Merger. The plaintiff sought, as an alternative remedy, damages in the amount of approximately $9.74 per share, to have Triplecrown’s trust account restored and distributed pro rata to members of the putative class, a quasi-appraisal remedy for members of the putative class, and an opportunity for members of the putative class to exercise conversion rights in connection with the Merger. The defendants filed an answer on December 23, 2009.

On January 18, 2011, the Company and the former directors entered into a stipulation of settlement with the plaintiff. Following notice, on April 5, 2011, the Court held a hearing at which it, among other things, certified the proposed class and approved the settlement. The order approving the settlement was entered on April 5, 2011. Pursuant to the settlement approved by the Court, the class action will be resolved, and all claims will be dismissed with prejudice, in exchange for an aggregate payment to the class of up to $1.4 million, of which up to $550,000 will be paid by the Company and the balance will be paid by our insurance carrier. Following the notice, on April 5, 2011, the Court of Chancery held a hearing at which it, among other things, certified the proposed class and approved the Stipulation. Members of the putative class had until June 30, 2011 to participate in the settlement. At June 30, 2011, holders (or former holders) of approximately 93,000 shares properly sought to participate in the settlement. The Company’s insurance carrier paid the entire amount owed to these holders, resulting in no out of pocket liability to the Company for the settlement. The Company had accrued a loss of $550,000 at December 31, 2010, which represented management’s estimate of the Company’s exposure in connection with the litigation at that time. Due to the

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Commitments and Contingencies  – (continued)

fact that the insurance company paid the entire amount to participants of the settlement, as of June 30, 2011, the Company reversed the accrual of $550,000. The insurance company paid $850,000 to an escrow account to be used to pay the participants of the settlement. On July 13, 2011, the Company was notified that the actual amount paid to the participants in the settlement was $778,652 and that the remaining $71,348 would be remitted to the Company. On July 19, 2011, the Company received $71,348 which is recorded as legal settlement recovery during the year ended December 31, 2011. During the years ended December 31, 2011 and 2010, the Company incurred legal costs of approximately $7,000 and $293,000, respectively, related to this litigation, which is included in general and administrative expenses in the accompanying statements of operations.

Note 9. Stockholders’ Equity

On January 25, 2010, the Company issued 8,403 shares of Common Stock valued at $50,000, at the time of issuance, to Ladenburg Thalmann & Co. Inc. as compensation for services performed related to the Merger.

In October and November 2010, the Company issued a total of 375,000 shares of Common Stock for an aggregate purchase price of $750,000 (or $2.00 per share) to two investors in a private placement.

At December 31, 2011 and 2010, warrants to purchase 74,000,000 shares of the Company’s common stock were outstanding. These warrants have an exercise strike price of $12.00 per share and expire October 22, 2013.

Note 10 — 2009 Long-Term Incentive Equity Plan

The Company’s 2009 Long-Term Incentive Equity Plan (the “Plan”) permits the granting of stock options, stock appreciation rights, restricted stock and other stock based awards to officers, employees, directors and consultants of the Company for up to 2,405,914 shares. Option awards are granted with an exercise price equal to the market price on the date of grant and they generally vest over a three year period and expire between 5 and 10 years from the date of issuance. Stock appreciation rights may be awarded in tandem with an option and shall no longer be exercisable upon termination or the exercise of the related option. The term of the stock appreciation right is determined by the Plan’s committee. Restricted stock and other stock based awarded at the discretion of the Plan’s committee. As of December 31, 2011 and for the period from June 3, 2009 (inception) through December 31, 2011, there have been no awards granted under this Plan.

Note 11 — Income Taxes

The components of the income tax provision are as follows:

	For the year ended December 31, 2011	For the year ended December 31, 2010	For the period from June 3, 2009 (inception) through December 31, 2011
Current
Federal	—	—	—
State	3,357	1,290	4,967
Total current	3,357	1,290	4,967
Deferred
Federal	(84,024)	(1,403,266)	(1,512,340)
State	(9,787)	(163,439)	(176,143)
	(93,811)	(1,566,705)	(1,688,483)
Change in valuation allowance	93,811	1,566,705	1,688,483
Total deferred	—	—	—
Income tax expense	3,357	1,290	4,967

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Income Taxes  – (continued)

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	For the year ended December 31, 2011	For the year ended December 31, 2010
Deferred tax assets:
Legal settlement	$—	$208,780
Impairment loss	365,620	365,620
Loss on sale of fixed assets	18,802	18,802
Net operating loss carry forwards	1,348,127	1,212,196
Other	—	13,260
Total deferred tax assets	1,732,549	1,818,658
Deferred tax liabilities:
Depreciation and amortization	(28,261)	(20,559)
Total deferred tax liability	(28,261)	(20,559)
Valuation allowance	(1,704,288)	(1,798,099)
Net deferred tax asset	$—	$—

As of December 31, 2011 and 2010, the Company has an estimated net operating loss carry forward of $3,551,441 and $3,234,989, respectively, which begin to expire starting in 2029. If realized, it would have an estimated tax benefit of approximately $1,348,127. Company has determined that the deferred tax asset has no value at this time, as the Company does not believe it will utilize these losses in the future, and accordingly has recorded a valuation allowance of 100% of the deferred tax asset.

As of December 31, 2011, the valuation allowance has decreased by $93,811.

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax to income from continuing operations before provision for income taxes is as follows:

	For the year ended December 31, 2010	For the Period from June 3, 2009 (inception) through December 31, 2009
Tax provision at statutory	34%	34%
State and local taxes (net of federal benefit)	4%	4%
Change in valuation allowance and non-deductible items	(38)%	(38)%
Effective tax rate	0%	0%

Note 12. Subsequent Events

The Company evaluates events that occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements through the date the consolidated financial statements were issued.